UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 6, 2010

(Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number, Including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 6, 2010, Potlatch Corporation, a Delaware corporation (the “Company”), announced its intention to list its common stock, par value $1.00 per share, on the NASDAQ Global Select Market (“NASDAQ”). The Company expects to begin trading on the NASDAQ on December 17, 2010 and will continue to trade under the stock symbol “PCH.” On December 6, 2010, the Company provided written notice to The New York Stock Exchange (the “NYSE”) that the Company expects to voluntarily cease trading on the NYSE, effective December 17, 2010 and intends to transfer its listing to NASDAQ. The Company’s Board of Directors has approved the transfer to NASDAQ.

A copy of the Company’s press release related to the transfer of its listing from the NYSE to NASDAQ is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release issued by Potlatch Corporation, dated December 6, 2010

POTLATCH TO SWITCH STOCK EXCHANGE LISTING TO NASDAQ; COMPANY’S TICKER SYMBOL TO REMAIN ‘PCH’

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2010

POTLATCH CORPORATION

By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Potlatch Corporation, dated December 6, 2010.